                        MCCORMICK & COMPANY, INCORPORATED
                                18 LOVETON CIRCLE
                             SPARKS, MARYLAND 21152


       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 17, 1999

     The Annual Meeting of the Stockholders of McCormick & Company, Incorporated will be held at the Hunt Valley Inn, Hunt Valley, Maryland at 10:00 a.m., March 17, 1999, for the purpose of considering and acting upon:

     (a) the election of directors to act until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

     (b) the approval of the 1999 Directors' Non-Qualified Stock Option Plan, which Plan, as set forth in Exhibit A to the Proxy Statement, has been adopted by the Board of Directors subject to the approval of the stockholders;

     (c) the approval of the 1999 Employees Stock Purchase Plan, which Plan, as set forth in Exhibit B to the Proxy Statement, has been adopted by the Board of Directors subject to the approval of the stockholders;

     (d) the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 1999 fiscal year; and

     (e) any other matters that may properly come before such meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on December 31, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournments thereof. ONLY HOLDERS OF COMMON STOCK SHALL BE ENTITLED TO VOTE. Holders of Common Stock Non-Voting are welcome to attend and participate in this meeting.


IF YOU ARE A HOLDER OF COMMON STOCK, A PROXY CARD IS ENCLOSED. PLEASE SIGN THE PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE IN ORDER THAT YOUR STOCK MAY BE VOTED AT THIS MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

February 17, 1999                                   Robert W. Skelton
                                                    Secretary

                                 PROXY STATEMENT

                               GENERAL INFORMATION

    This Proxy Statement is furnished on or about February 17, 1999 to the holders of Common Stock in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders or any adjournments thereof. Any proxy given may be revoked at any time insofar as it has not been exercised. Such right of revocation is not limited or subject to compliance with any formal procedure. The shares represented by all proxies received will be voted in accordance with the instructions contained in the respective proxies. The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone, telegraph, or personal interview. The Company also may request brokers and other custodians, nominees, and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company may reimburse them for their expenses in so doing.

     At the close of business on December 31, 1998, there were outstanding 9,520,741 shares of Common Stock which represent all of the outstanding voting securities of the Company. Except for certain voting limitations imposed by the Company's Charter on beneficial owners of ten percent or more of the outstanding Common Stock, each of said shares of Common Stock is entitled to one vote. Only holders of record of Common Stock at the close of business on December 31, 1998 will be entitled to vote at the meeting or any adjournments thereof.

                             PRINCIPAL STOCKHOLDERS

    On December 31, 1998, the assets of The McCormick Profit Sharing Plan (the "Plan") included 2,437,821 shares of the Company's Common Stock, which represented 25.6% of the outstanding shares of Common Stock. The address for the Plan is 18 Loveton Circle, Sparks, Maryland 21152. The Plan is not the beneficial owner of the Common Stock for purposes of the voting limitations described in the Company's Charter. Each Plan participant has the right to vote all shares of Common Stock allocated to such participant's Plan account. The Plan's Investment Committee possesses investment discretion over the shares, except that, in the event of a tender offer, each participant of the Plan is entitled to instruct the Investment Committee as to whether to tender Common Stock allocated to such participant's account. Membership on the Investment Committee consists of four directors, Francis A. Contino, Robert G. Davey, Carroll D. Nordhoff, and Karen D. Weatherholtz, and the Company's Vice President & Controller, J. Allan Anderson, the Company's Vice President & Treasurer, Christopher J. Kurtzman and the Company's Vice President, General Counsel & Secretary, Robert W. Skelton.

     Harry K. Wells and his wife Lois L. Wells, whose address is P. O. Box 409, Riderwood, Maryland 21139, held in two trusts 576,623 shares of Common Stock as of December 31, 1998, representing 6% of the outstanding shares of Common Stock.

                              ELECTION OF DIRECTORS

     Effective March 17, 1999, Messrs. Charles P. McCormick, Jr., James S. Cook and George V. McGowan will retire from the Board of Directors. Mr. McCormick has served as a member of the Board of Directors since 1955 and, with the exception of a period of approximately one year when he served as Chairman Emeritus, Mr. McCormick has served as Chairman of the Board since 1988. Mr. McCormick's leadership, dedication and commitment have been an invaluable resource to the Company and its stockholders. Messrs. Cook and McGowan have served with distinction as members of the Board for nearly 20 years and as chairs of the Audit and Compensation Committees. The Company is grateful for the contributions of these gentlemen during their many years of service.

     Mr. Francis A. Contino was elected as a member of the Board of Directors effective June 15, 1998. On December 21, 1998, Messrs. James T. Brady and Edward
S. Dunn, Jr. were elected as members of the Board of Directors. None has previously stood for election to the Board at an Annual Meeting of Stockholders.

     The persons listed in the following table have been nominated for election as directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Management has no reason to believe that any of the nominees will be unavailable for election. In the event a vacancy should occur, the proxy holders reserve the right to reduce the total number of nominations for election. There is no family relationship between any of the nominees. No nominee has a substantial interest in any matter to be acted upon at the Annual Meeting.

   The following table shows, as of December 31, 1998, the names and ages of all nominees, the principal occupation and business experience of each nominee during the last five years, the year in which each nominee was first elected to the Board of Directors, the amount of securities beneficially owned by each nominee, and directors and executive officers as a group, and the nature of such ownership. No nominee owns more than one percent of either class of the Company's common stock.

REQUIRED VOTE OF STOCKHOLDERS. The favorable vote of at least a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present is required for the election of each nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED BELOW.





                                                                                      Year First
                                    Principal Occupation &                            Elected         Amount and Nature*of
Name                         Age    Business Experience                               Director        Beneficial Ownership
----                         ---    ------------------------                          ------------    ---------------------
                                                                                                                    Common
                                                                                                                    Non-
                                                                                                      Common        Voting
                                                                                                      -------       ---------



James T. Brady                 58    Consultant, (April 1998 to                       1998            0              0
                                     present);  Secretary, Maryland
                                     Department of Business and
                                     Economic Development, (1995
                                     to April 1998);  Managing Partner,
                                     Arthur Anderson LLP (1978-1995)


Francis A. Contino              53   Executive Vice President &                       1998            0              1,307
                                     Chief Financial Officer  (June 1998
                                     to present);  Managing Partner
                                     (Baltimore Office), Ernst &Young
                                     LLP (1995 to June 1998); Director of Audit
                                     Practice, Ernst & Young LLP (1990 to 1995)


Robert G. Davey                49    President - Global Industrial Group              1994            39,420         9,533
                                     (June 1998 to present);
                                     Executive Vice President &
                                     Chief Financial Officer (1996 to
                                     June 1998); Vice President & Chief
                                     Financial Officer (1994 to 1996)



Edward S. Dunn, Jr.            55    C.J. McNutt Chair in Food Marketing,             1998            0              1,000
                                     Erivan Haub School of Business, St.
                                     Joseph's University (1998 to present);
                                     President, Dunn Consulting (1997 to 1998);
                                     President, Harris Teeter, Inc.
                                     (1989 to 1997)


Freeman A. Hrabowski, III      48    President, University of                         1997            647            500
                                     Maryland Baltimore County
                                     (1992 to Present)






                                                                                      Year First
                                    Principal Occupation &                            Elected         Amount and Nature*of
Name                         Age    Business Experience                               Director        Beneficial Ownership
----                         ---    ------------------------                          ------------    ---------------------
                                                                                                                    Common
                                                                                                                    Non-
                                                                                                      Common        Voting
                                                                                                      -------       ---------


Robert J. Lawless              52    President (1996 to Present),                     1994            69,422         20,961
                                     Chief Executive Officer
                                     (1997 to Present) & Chief
                                     Operating Officer (1995 to
                                     Present), Executive Vice
                                     President (1995 to 1996);
                                     Senior Vice President - The
                                     Americas (1994 to 1995);


Carroll D. Nordhoff            53    Executive Vice President                         1991            70,906         20,854
                                     (1994 to Present)


Robert W. Schroeder            53    Vice President & General                         1996            20,469         9,445
                                     Manager, McCormick/Schilling
                                     Division (1995 to Present); Vice
                                     President - Sales & Marketing,
                                     McCormick/Schilling Division
                                     (1994 to 1995)


William E. Stevens             56    Executive Vice President,                        1988            3,644          8,700
                                     Mills & Partners, (1996 to
                                     Present);  President and
                                     Chief Executive Officer,
                                     United Industries Corp.
                                     (1989 to 1996)


Karen D. Weatherholtz          48    Vice President - Human                           1992            24,828         6,324
                                     Relations (1988 to Present)



Directors and Executive Officers as a Group
   (15 persons)..................................................................................     340,326      125,660
                                                                                                         (3.6%)


     * Includes shares of Common Stock and Common Stock Non-Voting known to be beneficially owned by directors and executive officers alone or jointly with spouses, minor children and relatives (if any) who have the same home as the director or executive officer. Also includes the following numbers of shares which could be acquired within 60 days of December 31, 1998 pursuant to the exercise of stock options: Mr. Davey - 24,099 shares of Common Stock, 8,033 shares of Common Stock Non-Voting; Dr. Hrabowski - 400 shares of Common Stock, 500 shares of Common Stock Non-Voting; Mr. Lawless - 39,798 shares of Common Stock, 13,265 shares of Common Stock Non-Voting; Mr. Nordhoff - 34,783 shares of Common Stock, 11,595 of Common Stock Non-Voting; Mr. Schroeder - 16,337 shares of Common Stock, 4,446 of Common Stock Non-Voting; Mr. Stevens - 2,000 shares of Common Stock, 2,000 shares of Common Stock Non-Voting; Ms. Weatherholtz - 10,114 shares of Common Stock, 3,372 shares of Common Stock Non-Voting; and directors and executive officers as a group - 167,749 shares of Common Stock, 56,618 shares of Common Stock Non-Voting. Also includes shares of Common Stock which are beneficially owned by certain directors and officers by virtue of their participation in the McCormick Profit Sharing Plan: Mr. Davey - 2,606 shares; Mr. Lawless - 1,563 shares; Mr. Nordhoff - 7,853 shares; Ms. Weatherholtz - 8,648 shares; and directors and executive officers as a group - 35,334 shares.


BOARD COMMITTEES

     The Board of Directors has established the following committees to perform certain specific functions. There is no Nominating Committee of the Board of Directors. Board Committee membership as of February 17, 1999 is listed below.

AUDIT COMMITTEE. This Committee reviews the plan for and the results of the independent audit and internal audit, reviews the Company's financial information and internal accounting and management controls, and performs other related duties. The following directors are currently members of the Committee and serve at the pleasure of the Board of Directors: Messrs. Brady, Cook, Hrabowski and Stevens. The Audit Committee held six meetings during the last fiscal year.

COMPENSATION COMMITTEE. This Committee establishes and oversees executive compensation policy; makes decisions about base pay, incentive pay and any supplemental benefits for the Chief Executive Officer, other members of the Executive Committee, and any other executives listed in the proxy statement as one of the five highest paid executives; and approves the grant of stock options, the timing of the grants, the price at which the options are to be offered, and the amount of the options to be granted to employee directors and officers. The following directors are members of the Committee and serve at the pleasure of the Board of Directors: Messrs. Cook, Dunn, Hrabowski, McGowan and Stevens. None of the Committee members are employees of the Company or are eligible to participate in any Company stock option program which is administered by the Committee. The Compensation Committee held four meetings during the last fiscal year.

EXECUTIVE COMMITTEE. This Committee possesses authority to exercise all of the powers of the Board of Directors in the management and direction of the affairs of the Company between meetings of the Board of Directors, subject to specific limitations and directions of the Board of Directors and subject to limitations of Maryland law. This Committee also reviews and approves all benefits and salaries of a limited group of senior executives and reviews and approves individual awards under approved stock option plans for all persons except directors and officers (see Compensation Committee). The following directors are currently members of the Committee and serve at the pleasure of the Board of Directors: Messrs. Contino, Davey, Lawless, McCormick and Nordhoff. The Executive Committee held 22 meetings during the last fiscal year.

ATTENDANCE AT MEETINGS

   During the last fiscal year, there were eight meetings of the Board of Directors. With the exception of Mr. McCormick, all of the Directors were able to attend at least 75% of the total number of meetings of the Board and the Board Committees on which they served. Mr. McCormick attended seven of eight Board meetings, but the total number of Board and Board Committee meetings was less than 75%.

OTHER DIRECTORSHIPS

     Certain individuals nominated for election to the Board of Directors hold directorships in other companies. Mr. Brady is a director of Constellation Enterprises, Inc. and First Maryland Bancorp. Dr. Hrabowski is a director of Baltimore Gas and Electric Company, the Baltimore Equitable Society, and Mercantile Shareholders Corporation. Mr. Lawless is a director of Carpenter Technology Corporation. Mr. Stevens is a director of The Earthgrains Company.


                        REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company has at the core of its compensation philosophy to attract, motivate and retain top quality executives who will think and act like owners and who will make decisions in the best interests of our shareholders. This is accomplished by offering a total compensation package that reflects the stated financial goals of the Company, provides support and direction for our corporate strategy, and compensates competitively for each executive's responsibilities and performance. Through a mix of bas salary, an annual incentive program, a mid-term incentive program, and a long-term incentive program, the Company is able to achieve focus on individual, operating unit, and corporate success.

     To assist the Company in determining the relevance and competitiveness of its executive compensation, periodic special studies are conducted by independent compensation consultants. The most recent study was conducted during 1997, when the Compensation Committee engaged Towers Perrin to review the Company's compensation policies and practices. Implementation of the consultant's recommendations have resulted in total compensation levels that are competitive with peer companies.

BASE SALARIES

     Salary levels of the Company's senior executives are reviewed annually and, where appropriate, are adjusted to reflect individual responsibilities and performance as well as the Company's competitive position within the food industry. The Compensation Committee sets base salaries by targeting midpoints of the marketplace median and adjusting each executive officer's salary to reflect individual performance, experience, and contribution. The Compensation Committee considers salaries paid to senior executives at companies which are comparable to the Company (based on line of business or sales volume) in establishing base salaries for senior executives of the Company. Those companies included most of the fifteen companies in the S&P Food Products Index and other manufacturing companies which are not included in that index but which had similar sales volumes.

ANNUAL INCENTIVE PROGRAM

     The following methodology was used to determine bonus payouts for fiscal year 1998.

     ACTIONS AT THE START OF THE FISCAL YEAR:

          - A target bonus was set for each participating executive based upon a percentage of the midpoint of the salary range for the executive's job and was calculated to provide median compensation for growth that is comparable to peer companies in the food industry.

          - The Compensation Committee approved the level of payment to be made for superior performance relative to peer companies. In no case does the maximum payment to an individual exceed two times the target bonus. No bonus is paid to a participating executive if there is no growth in earnings per share.

          - The amount of target bonus payable to operating unit executives was based on a formula, weighted two-thirds on achievement of the operating profit and economic value added objectives of the executive's operating unit and one-third on growth in the Company's earnings per share.

     ACTIONS AT FISCAL YEAR END:

          - Financial statements were prepared for the Company and each operating unit.

          - Calculations were made according to the formula for each operating unit and for the Company.

MID-TERM INCENTIVE PROGRAM

     In 1998, the Compensation Committee, the Board of Directors and shareholders approved a Mid-Term Incentive Program for the three-year period beginning December 1, 1997 and ending November 30, 2000. Any payout, if earned, will occur at the end of the three-year period. The Compensation Committee believes that this new Program will play an important role in aligning the compensation of top executives with the key strategic needs of the Company during the next three years. This Program facilitates clear focus on the strategic objectives that will drive the Company's success; specifically, sales growth and total shareholder return. It is targeted to eight executives who are in positions which have a significant impact on the achievement of the objectives of the Company as a whole, and who must provide strategic focus to a time horizon that extends beyond any one fiscal year. The Program is designed such that award amounts are tightly linked to the level of achievement of the Program's objectives, and the rewards are highly leveraged, so that superior payouts are made only for superior performance. It enhances our overall incentive program when combined with stock options to achieve McCormick's longer term strategies, and it provides a means to motivate and retain top talent at the most senior levels.

LONG-TERM INCENTIVE PROGRAM

     Under the Long-Term Incentive Program, stock options are granted by the Compensation Committee to approximately 440 management employees of the Company, including executive officers. The purpose of stock option grants is to aid the Company in securing and retaining capable employees by offering them an incentive, in the form of a proprietary interest in the Company, to join or continue in the service of the Company and to maximize their efforts to promote its economic performance. This incentive is created by granting options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the employee may not profit from the option unless the Company's stock price increases. Options granted are designed to help the Company retain employees in that they are not fully exercisable in the early years and "vest" only if the employee remains with the Company. Accordingly, an employee must remain with the Company for a period of years in order to enjoy the full economic benefit of the option. The number of options granted is a function of the recipient's salary grade level.


CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Lawless' base compensation is shown in the salary column of the Summary Compensation Table on page 11. During 1998, Mr. Lawless received a merit increase determined according to the same criteria as other executives.

     In March 1998, Mr. Lawless was awarded a stock option in the amount of 83,800 shares. Mr. Lawless' annual incentive award for fiscal year 1998 was $247,800 and was determined by the criteria and calculations applied to other executives and described on page 8.

1998 COMPENSATION ACTIONS - OTHER EXECUTIVE OFFICERS

     Salary increases, annual incentive awards and long-term incentive grants for executive officers were granted in a manner consistent with those granted to other Company managers.

     Submitted By:

COMPENSATION COMMITTEE                              EXECUTIVE COMMITTEE

George V. McGowan, Chairman                         Robert J. Lawless, Chairman
James S. Cook                                       Francis A. Contino
Edward S. Dunn, Jr.                                 Robert G. Davey
Freeman A. Hrabowski, III                           Charles P. McCormick, Jr.
William E. Stevens                                  Carroll D. Nordhoff


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the period from December 1, 1997 until March 18, 1998, the Compensation Committee was comprised of three independent outside directors. Members are James S. Cook, George V. McGowan (Chairman) and William E. Stevens. Freeman A. Hrabowski, III was added as a member of the Compensation Committee on March 18, 1998, and Edward S. Dunn, Jr. became a member on January 18, 1999. No member of the Committee has any interlocking or insider relationship with the Company which is required to be reported under the applicable rules and regulations of the Securities and Exchange Commission.

     At the close of fiscal year 1998, members of the Executive Committee were Francis A. Contino, Robert G. Davey, Robert J. Lawless (Chairman), Charles P. McCormick, Jr. and Carroll D. Nordhoff. All except Mr. McCormick are employees and executive officers of the Company. Mr. McCormick is a retired employee of the Company. The table beginning on page 4 of this Proxy Statement sets forth the business experience of each of the members.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered during each of the fiscal years ended November 30, 1998, 1997 and 1996 to the Chief Executive Officer of the Company and each of the four most highly compensated executive officers who were executive officers on the last day of the 1998 fiscal year, determined by reference to total salary and bonus paid to such individuals for the 1998 fiscal year.




                                                                                   Long Term
                                                                                  Compensation


------------------------------------------------------------------------------  ----------------  -------------
                             Annual Compensation
                                                                                     Awards         All Other
                                                                                ----------------
                                                                                 Securities
Name and                    Fiscal        (1)                   Other Annual     Underlying         Compensation
Principal Position           Year     Salary ($)    Bonus ($)  Compensation ($) Options/SARs (#)     ($) (2)
------------------------- ----------  -----------  ----------- ---------------  ----------------  -------------


ROBERT J. LAWLESS            1998       534,700      247,800                         83,800           9,405
President & Chief            1997       479,567      385,000         (4)             53,000           6,117
Executive Officer            1996       359,567      123,540                         25,000           4,005


ROBERT G. DAVEY              1998       344,700      144,000                         38,800           6,505
President - Global           1997       284,567      195,240         (4)             28,600           4,991
Industrial Group             1996       227,483       66,500                         17,800           3,389


ROBERT W. SCHROEDER          1998       271,550      146,425                         26,400           5,702
Vice President & General     1997       250,400      142,000         (4)             22,100           4,908
Manager-                     1996       219,167       47,000                         14,800           3,475
McCormick/Schilling Division

CARROLL D. NORDHOFF           1998       281,200      110,000                         31,800           6,044
Executive Vice President      1997       267,400      170,160        (4)              28,600           5,245
                              1996       255,594       63,300                         21,000           3,722

FRANCIS A. CONTINO           1998      146,283 (3)  55,000 (3)       (4)             33,000             0
Executive Vice President &
Chief Financial Officer



(1)  Includes Corporate Board of Directors fees and service awards.

(2) Amounts paid or accrued under the Company's Profit Sharing Plan for the accounts of such individuals. Figures for 1998 are estimates. The stated figure includes payments persons would have received under the Company's Profit Sharing Plan but for certain limits imposed by the Internal Revenue
     Code: (i) for 1998 for Messrs. Davey, Lawless, Nordhoff and Schroeder in the amounts of $2,239, $5,139, $1,778, and $1,436, respectively; (ii) for 1997 for Messrs. Davey,

Lawless, Nordhoff and Schroeder payments in the amounts of $725, $1,858, $979 and $642, respectively; (iii) for 1996 for Messrs. Davey, Lawless, Nordhoff and Schroeder payments in the amounts of $319, $935, $652 and $406, respectively.

(3) Mr. Contino became employed by the Company on June 15, 1998. The salary and bonus numbers are amounts paid since June 15, 1998 based on an annual salary of $310,000 and a full year bonus of $110,000.

(4) There is no amount of other annual compensation that is required to be reported.


                            COMPENSATION OF DIRECTORS

     Corporate Board of Directors fees were paid at the rate of $7,200 per year for each director who was an employee of the Company during the fiscal year ended November 30, 1998. Fees paid to each director who was not an employee of the Company consist of an annual retainer fee of $20,000 in cash, $2,000 in Common Stock of the Company, and $1,100 for each Board meeting attended. Non-employee directors serving on Board Committees receive $1,000 for each Committee meeting attended, with Committee chairs receiving an additional $250 for each Committee meeting attended.


                               PENSION PLAN TABLE

     The following table shows the estimated annual benefits (on a single-life basis), including supplemental benefits, payable upon retirement (assuming retirement at age 65) to participants in the designated average compensation and years of service classifications:





                                                          YEARS OF SERVICE
       AVERAGE        ----------------------------------------------------------------------------------------
    COMPENSATION            10 YEARS      15 YEARS       20 YEARS       25 YEARS       30 YEARS       35 YEARS
--------------------- -------------- -------------  ------------- -------------- -------------- --------------

      $350,000               $60,694       $91,041       $121,388       $151,735       $182,082       $212,429
       400,000                69,394       104,091        138,788        173,485        208,182        242,879
       450,000                78,094       117,141        156,188        195,235        234,282        273,329
       500,000                86,794       130,191        173,588        216,985        260,382        303,779
       550,000                95,494       143,241        190,988        238,735        286,482        334,229
       600,000               104,194       156,291        208,388        260,485        312,582        364,679
       650,000               112,894       169,341        225,788        282,235        338,682        395,129
       700,000               121,594       182,391        243,188        303,985        364,782        425,579


     The Company's Pension Plan is non-contributory. A majority of the employees of the Company and participating subsidiaries are eligible to participate in the Plan upon completing one year of service and attaining age 21. The Plan provides benefits (which are reduced by an amount equal to 50% of the participant's Social Security benefit) based on an average of the participant's highest consecutive 60 months of compensation, excluding any cash bonuses, and length of service. In 1979, the Company adopted a supplement to its Pension Plan to provide a limited group of its senior executives with an inducement to retire before age 65. That group of senior executives will receive credit for additional service for employment after age 55. In 1983, the supplement was expanded to include a significant portion of the senior executives' bonuses in the calculation of pension benefits. The supplement was amended in 1996 to provide that if a senior executive with Company service outside the U.S. retires after serving at least his or her last three years in the U.S., all of the executive's years of Company service, including years of service with foreign subsidiaries of the Company, will be counted in calculating pension benefits. The group of senior executives includes those listed in the table on page 11.

     For purposes of calculating the pension benefit, the average of the highest consecutive 60 months of compensation for Messrs. Contino, Davey, Lawless, Nordhoff and Schroeder as of November 30, 1998 was $197,083, $352,381, $581,133, $359,191 and $313,163, respectively. The years of credited service for Messrs. Contino, Davey, Lawless, Nordhoff and Schroeder as of the same date were 1/2, 5, 8, 28 and 13 years, respectively.

     Mr. Lawless and Mr. Davey are also entitled to receive pension benefits under the registered pension plan ("RPP") offered to employees of McCormick Canada, Inc. Benefits under the RPP are based on the average of the participant's highest three consecutive years of earnings. Upon retirement the Company has agreed to pay Mr. Lawless and Mr. Davey a supplemental benefit equal to the excess, if any, of the benefit calculated under the RPP (assuming all their service at McCormick Canada and the Company had been under the RPP) over
(i) the pension benefit accrued under RPP (based on years of service with McCormick Canada) plus (ii) the benefit accrued under the Company's Pension Plan (based on years of service with the Company).

                                  STOCK OPTIONS

     During the last fiscal year, the Company has granted stock options to certain employees, including executive officers, pursuant to stock option plans approved by the Company's stockholders.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                            Potential
                               Individual Grants*                                       Realizable Value
--------------------------------------------------------------------------------           At Assumed
                          Number of     % of Total                                      Annual Rates of
                         Securities    Options/SARs   Exercise or Bas                      Stock Price
                         Underlying     Granted To        Price      Expiration          Appreciation For
         Name           Options/SARs   Employees in     ($/Shares)      Date             Option Term ($)**
                         Granted (#)    Fiscal Year                                  0%        5%         10%
----------------------  -------------  -------------  -------------- -----------  -------- ----------  ----------

Robert J. Lawless          83,800          7.00           $33.25      03/17/08       $0    $1,752,258  $4,440,562
Robert G. Davey            38,800          3.20           $33.25      03/17/08       $0     $811,308   $2,056,012
Carroll D. Nordhoff        31,800          2.60           $33.25      03/17/08       $0     $664,938   $1,658,082
Robert W. Schroeder        26,400          2.20           $33.25      03/17/08       $0     $552,024   $1,398,936
Francis A. Contino         33,000          2.70           $31.72      06/14/08       $0     $658,350   $1,668,150



* In general, the stock options are exercisable cumulatively as follows: none of the shares granted during the first year of the option; not more than 25% of the shares granted during the second year of the option; not more than 50% of the shares granted during the third year of the option, less any shares for which the option has been previously exercised; not more than 75% of the shares granted during the fourth year of the option, less any shares for which the option has been previously exercised; and 100% of the shares granted, less any portion of such option previously exercised, at any time during the period between the end of the fourth year of the option and the expiration date. Approximately 440 employees of the Company were granted options under the Company's option plans during the last fiscal year.

** The dollar amounts under these columns are the result of calculations at 0%, and at the 5% and 10% compounded annual rates set by the Securities and Exchange Commission, and therefore are not intended to forecast future appreciation, if any, in the price of the Company's common stock. The potential realizable values illustrated at 5% and 10% compound annual appreciation assume that the price of the Company's common stock increases $20.91 and $52.99 per share, respectively, over the 10-year term of the options. If the named executives realize these values, the Company's stockholders will realize aggregate appreciation in the price of the approximately 72 million shares of the Company's common stock outstanding as of December 31, 1998 of approximately $1.52 billion and $3.84 billion, over the same period.


                     AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES



                                                                                          Value of Unexercised
                                                                  Number of Shares            In-the-Money
                                                               Underlying Unexercised        Options/SARs
                          Shares Acquired        Value        Options/SARs at FY-End (#)     at FY-End ($)
          Name            on Exercise (#)     Realized ($)    Exercisable/Unexercisable   Exercisable/Unexercisable
------------------------  ----------------  ----------------  ------------------------    ----------------------

Robert J. Lawless              3,000            $20,250            53,063/125,787          $539,042/$419,202
Robert G. Davey                3,000            $19,593            32,132/68,568           $332,316/$301,621
Carroll D. Nordhoff            8,000            $58,500            46,378/61,522           $484,910/$299,228
Robert W. Schroeder            4,800            $42,619            20,783/50,317           $215,857/$237,630
Francis A. Contino              0.00               $0                 0/33,000                 $0/$55,852




             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Mr. McCormick and Mr. Cook, directors of the Company, filed Form 4 Reports with the Securities and Exchange Commission for the month of March 1998, which reported, on a timely basis, the exercise of an option for 500 shares each of Common Stock and Common Stock Non-Voting. The options were exercised by Mr. Cook on March 9, 1998, and by Mr. McCormick on March 16, 1998. These Reports were amended on May 7, 1998, to report the sale of the acquired shares on the date of exercise.

    Set forth below is a line graph comparing the yearly percent change in the Company's cumulative total shareholder return (stock price appreciation plus reinvestment of dividends) on the Company's common stock with (i) the cumulative total return of the Standard & Poor's 500 Stock Index, assuming reinvestment of dividends, and (ii) the cumulative total return of the Standard & Poor's Food Products Index, assuming reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                    AMONG MCCORMICK & COMPANY, INCORPORATED,
                 S&P 500 STOCK INDEX & S&P FOOD PRODUCTS INDEX**



                                  [Graph]

                              1993    1994    1995    1996    1997    1998
                          ------------------------------------------------
McCormick                     100      82      105     111     122     157
S&P 500                       100     101      140     178     229     186
S&P Food                      100     103      132     166     225     254


Assumes $100 invested on December 1, 1993 in McCormick & Company, Incorporated common stock; S&P 500 Stock Index and S&P Food Products Index

* Total Return Assumes Reinvestment of Dividends

** Fiscal Year ending November 30

                   DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

     In 1991, the Board of Directors adopted a Non-Qualified Stock Option Plan for members of the Board of Directors who are not employees of the Company. The Plan is designed to enhance the identity of these directors' interests with the interests of the Company's stockholders and to give them a greater stake in the future growth of the Company.

     The stockholders approved the issuance of up to 30,000 shares of Common Stock and 30,000 shares of Common Stock Non-Voting under the Plan (share numbers have been adjusted for a 2-for-1 stock split in 1992). Options for nearly all of these shares have been granted, and the Board of Directors has adopted the 1999 Directors' Non-Qualified Stock Option Plan in order to continue to grant options to these directors. Messrs. Brady, Dunn, Hrabowski and Stevens will be eligible to receive options in March 1999. The Board of Directors believes that stock option plans have been successful in achieving their purposes, and the Plan is being submitted to stockholders at this time. The full text of the Plan is set forth in Exhibit A to this Proxy Statement. The Company intends to file a registration statement under the Securities Act of 1933 to register the shares subject to the Plan prior to the issuance of any securities under the Plan.

     Under the 1999 Plan, 30,000 shares of Common Stock and 30,000 shares of Common Stock Non-Voting may be issued. The Plan provides that an option shall be granted each year on the third Wednesday of March to each member of the Board of Directors who is not an employee of the Company for 1,000 shares of Common Stock and 1,000 shares of Common Stock Non-Voting at a price per share equal to the NASDAQ National Market closing price of McCormick common stock as reported in THE WALL STREET JOURNAL for the date of the grant. Members of the Board of Directors eligible to participate in this program may, in their discretion, elect not to receive an option. The number of shares issuable upon the exercise of an option is subject to adjustment in the event of certain changes in the Company's capital structure.

     The Board of Directors has the authority to administer the Plan and may delegate its powers and functions in these respects to a committee of directors not eligible to participate in the Plan.

     Payment of the option price may be in cash or shares of the Company's common stock. No option shall be granted for a period in excess of ten years. In the event the optionee ceases to be a director as a result of disability, death or retirement, the options are exercisable at any time prior to the expiration date. In the event the optionee ceases to be a director for reasons other than disability, death or retirement, the options expire unless they are exercised within thirty days after the optionee ceases to be a director. Options are not transferable otherwise than by will or under the laws of descent and distribution. Optionees are required to agree to remain a member of the Board of Directors of the Company for a certain period of time, as specified in the Plan and the option agreements.

     The Company has been advised by counsel that, in general, upon exercise of a non-qualified stock option, the option holder is treated for Federal income tax purposes as receiving compensation income at that time equal to the excess value of the stock on that date over the option price. Generally, a deduction equivalent to the compensation realized by the option holder will be allowed to the Company at the same time. The optionee's basis in such stock will include his option price plus the amount of compensation income realized as a result of exercise. When the optionee sells the stock, he will recognize a long-term capital gain or loss if, at the time of the sale, he has held the stock for more than one year from the date of compensation recognition. If the optionee has held such stock for one year or less, his capital gain will be short-term.

     The Board of Directors may terminate, suspend or amend the Plan in whole or in part from time to time, subject to the limitations contained in Section 13 of the Plan, which is set forth in Exhibit A.

     REQUIRED VOTE OF STOCKHOLDERS. The favorable vote of at least a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present is required for the approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PLAN.




                       1999 EMPLOYEES STOCK PURCHASE PLAN

     Since 1966 it has been the policy of the Company to make available to virtually all of its employees the opportunity to purchase shares of the Company's stock through employees stock purchase plans. Since the Board of Directors believes that these plans have been successful in achieving their purposes, a new employees stock purchase plan is being submitted to the stockholders at this time.

     On January 18, 1999, the Board of Directors adopted the "1999 Employees Stock Purchase Plan," which is designed to meet the requirements of the Internal Revenue Code for employee stock purchase plans. The full text of the Plan is set forth in Exhibit B to this Proxy Statement and reference is made thereto for a complete statement of its terms and provisions. If the Plan is not approved by the required vote of stockholders, it will terminate. The Company intends to file a registration statement under the Securities Act of 1933 to register the shares subject to the Plan prior to the issuance of any securities subject to issuance under the Plan.

     Participation in the Plan is limited to persons who on March 17, 1999 are employees of the Company and designated subsidiaries and, with stated exceptions, all such employees are eligible to participate. It is estimated that approximately 5,200 employees will be eligible to participate in the Plan.

     Under the Plan, options are to be granted on March 17, 1999 to each eligible employee to purchase the maximum number of shares of Common Stock Non-Voting of the Company which, at the March 17, 1999 price can be purchased with approximately 10% of said employee's compensation for one year, as defined in the Plan. Payment for all shares purchased will be made through payroll deductions over a 24-month period, beginning June 1, 1999. After payroll deductions have begun, prepayment for the total shares purchasable is permitted at any time before May 31, 2001. Interest on all such amounts will accrue at the rate of 5% per year, and will be paid to the employees after completion of payment for their shares or upon prior withdrawal from the Plan. The purchase price per share is the NASDAQ National Market closing price of the Company's Common Stock Non-Voting in the over-the-counter market as reported in THE WALL STREET JOURNAL for either March 17, 1999 or for the date of exercise, whichever price is lower. The closing price of the Common Stock Non-Voting as reported in THE WALL STREET JOURNAL for February 1, 1999 was $29.1875.

     Subject to certain limitations set forth in the Plan, employees are permitted, at any time prior to May 31, 2001, to terminate or reduce their payroll deductions, to reduce their options to purchase, to exercise their options in whole or in part, or to withdraw all or part of the balance in their accounts, with interest.

     The Plan also contains provisions governing the rights and privileges of employees or their representatives in the event of termination of employment, retirement, severance, lay-off, disability, death or other events.

     Certificates for all shares of stock purchased under the Plan will be delivered as soon as practicable after May 31, 2001, or on such earlier date as full payment is made for all shares which the employee has elected to purchase. No employee or his or her legal representative will have any rights as a stockholder with respect to any shares to be purchased until completion of payments for all the shares and the issuance of the stock certificate.

     The Plan contemplates that all funds contributed by employees will be under the control of the Company and may be used for any corporate purpose.

     FEDERAL INCOME TAX CONSEQUENCES: The Company has been advised by counsel that if a participant acquires stock upon the exercise of an option under the Plan, the participant will not recognize income, and the Company will not be allowed a deduction as a result of such exercise, if the following conditions are met: (i) the Plan is approved by the stockholders of the Company on or before January 17, 2000; (ii) at all times during the period beginning with the grant of the option and ending on the day three months before the date of such exercise, the participant was an employee of the Company or a subsidiary of the Company; and (iii) the participant makes no disposition of the stock within two years after the grant of the option or within one year after the transfer of the stock to the participant. In the event of a sale or other disposition of such stock by the participant after compliance with the applicable conditions set forth above, any gain realized over the price paid for the stock will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale. If the conditions stated in clauses (i) and (ii) are not met, the participant will recognize compensation income upon the exercise of the option. If the conditions in clauses (i) and (ii) are met, but the condition in clause (iii) is not met, the participant will recognize compensation income and, if applicable, capital gains, upon the early disposition of the stock. In either case the amount of compensation will be equal to the excess of the value of the stock on the date of exercise over the purchase price, except that in the case of a person subject to Section 16(b) of the Securities Exchange Act of 1934, the amount of compensation income will be determined based on the value of the stock on the date on which the Section 16(b) restriction lapses (and the inclusion in income of the compensation will be delayed until that time). In general, compensation income will be subject to income tax at regular income tax rates. If the participant is treated as having received compensation income, an equivalent deduction generally will be allowed to the Company. For the purpose of the foregoing, an option is exercised on May 31, 2001 or such earlier date as the employee makes an irrevocable election to purchase stock. No income will result to participants upon the issuance of the options.

     The Company has been further advised by counsel that the interest accrued on an employee's stock purchase account will be taxable income to such employee and a deduction will be allowed to the Company or a subsidiary of the Company.

     REQUIRED VOTE OF STOCKHOLDERS. The favorable vote of at least a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present is required for the approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PLAN.

The following table shows the estimated maximum number of shares of Common Stock Non-Voting that each listed person, and each listed group, will be entitled to acquire in accordance with the provisions of the 1999 Employees Stock Purchase Plan (based on the stock price in effect on February 1, 1999). The Dollar Value equals the number of shares that can be acquired by each person or group multiplied by the February 1, 1999 stock price.





                                            NEW PLAN BENEFITS

                                   1999 EMPLOYEES STOCK PURCHASE PLAN *
----------------------------------------------------------------------------------------------------------
NAME AND POSITION                                           DOLLAR VALUE             NUMBER OF SHARES
----------------------------------------------------  ------------------------- --------------------------

ROBERT J. LAWLESS
President, Chief Executive Officer                            $50,000**                   1,713**
& Chief Operating Officer

ROBERT G. DAVEY
President - Global                                             $37,500                    1,284
Industrial Group

FRANCIS A. CONTINO
Executive Vice President &                                     $32,000                    1,096
Chief Financial Officer

CARROLL D. NORDHOFF                                            $28,600                    979.00
Executive Vice President

ROBERT W. SCHROEDER
Vice President & General Manager,                              $28,000                     959
McCormick/Schilling Division
EXECUTIVE OFFICER GROUP (11 PERSONS)                          $290,511                    9,953

OUTSIDE DIRECTOR GROUP (4 PERSONS)                               N/A                       N/A
NON-EXECUTIVE OFFICER/EMPLOYEE

GROUP (APPROXIMATELY 5,200 PERSONS)                          $18,734,745                 641,875



 FOOTNOTES

* Ms. Weatherholtz, who is a nominee to the Board of Directors in addition to the persons listed in the New Plan Benefits table, will receive an option under the Plan to purchase 656 shares of Common Stock

Non-Voting. Director nominees who are not employees of the Company are not eligible to participate in the Plan. No person will receive options for as much as 5% of the shares subject to the Plan.

**   The maximum amount allowed under the Plan is $50,000.


     The Plan contemplates that the Company will make available sufficient shares of its Common Stock Non-Voting to allow each eligible employee to elect to purchase the full number of shares covered by the options granted. On the basis of the closing price of the shares of the Company's Common Stock Non-Voting on February 1, 1999, it is estimated that a maximum of 651,828 shares will be required if each eligible employee elects to participate to the full extent of his or her option. The Plan provides for adjustments in the case of certain changes in the Company's capital structure.

     REQUIRED VOTE OF STOCKHOLDERS. The favorable vote of at least a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present is required for the approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PLAN.


                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed the accounting firm of Ernst & Young LLP to serve as the independent auditors of the Company for the current fiscal year subject to ratification by the stockholders of the Company. Ernst & Young LLP were first appointed to serve as independent auditors of the Company in 1982 and are considered by management of the Company to be well qualified.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     REQUIRED VOTE OF STOCKHOLDERS. The favorable vote of at least a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present is required for ratification of the appointment of independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION.

                                  OTHER MATTERS

     Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.


                                VOTING PROCEDURES

     Each matter submitted to the stockholders for a vote is deemed approved if a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present votes in favor of the matter. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum.

     Stockholder votes are tabulated manually by the Company's Shareholder Relations Office. Broker non-votes are neither counted in establishing a quorum nor voted for or against matters presented for stockholder consideration; proxy cards which are executed and returned without any designated voting direction are voted in the manner stated on the proxy card. Abstentions and broker non-votes with respect to a proposal are not counted as favorable votes, and therefore have the same effect as a vote against the proposal.


                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of stockholders to be presented at the 2000 Annual Meeting must be received by the Secretary of the Company prior to October 16, 1999 to be considered for inclusion in the 2000 proxy material.

                                                                       EXHIBIT A

                        MCCORMICK & COMPANY, INCORPORATED
                   DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN


SECTION 1 - ADMINISTRATION

     This Plan shall be administered by the Board of Directors at the principal office of the Company; provided that the Board of Directors may delegate to any committee of the Board of Directors, comprised of members not eligible to receive options hereunder, any or all of the powers conferred upon the Board of Directors under this Plan, except any powers which under applicable Maryland law may not be delegated by the Board of Directors. The Board of Directors and/or its designee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for its administration.

SECTION 2 - SHARES SUBJECT TO THE PLAN

     Up to thirty thousand (30,000) shares of Common Stock and thirty thousand (30,000) shares of Common Stock Non-Voting of this Company shall be reserved for issuance by this Company pursuant to the exercise of the options to be granted hereunder. If an option ceases to be exercisable in whole or in part by reason of expiration of the term of the option or upon or following the date on which the optionee ceases to be a director, the shares which are subject to such option but as to which the option has not been exercised shall continue to be available under the Plan. Shares shall be made available from authorized and unissued stock.

SECTION 3 - PARTICIPANTS

     Any member of the Board of Directors of the Company who is not also an employee of the Company shall be eligible to participate in this Plan.

SECTION 4 - ALLOTMENT OF SHARES

     On the third Wednesday of March of each year, the Company shall grant an option to each participant in this Plan, unless such participant elects not to receive such option, to purchase one thousand (1,000) shares of Common Stock and one thousand (1,000) shares of Common Stock Non-Voting of this Company.

SECTION 5 - OPTION PRICE

     The option price per share for options granted hereunder shall be NASDAQ National Market closing price as reported in THE WALL STREET JOURNAL for the date on which the options are granted.

SECTION 6 - OPTION PERIOD AND LIMITATIONS UPON EXERCISE OF OPTIONS

     The period during which an option may be exercised shall be determined by the Board, except that no option shall be exercisable after the expiration of ten (10) years from the date of the granting thereof. Each participant must agree to remain a director of the Company until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. An option may be exercised in full at any time, or from time to time in part, during the option period subject to such limitations and restrictions as may be included in the option agreement, including provisions insuring compliance with all applicable laws and regulations pertaining to the sale of these securities.

SECTION 7 - EXERCISE OF OPTIONS AND PAYMENT FOR STOCK

     The option may be exercised by sending a written notice to the Company to the attention of the Secretary together with payment in full for the stock. Payment for the stock may be in the form of cash or shares of the Company's common stock. Upon receipt of notice and payment, the Company shall be obligated to have the stock issued to the optionee. A participant shall have none of the rights of a shareholder until shares are issued to him.

SECTION 8 - RESIGNATION/REMOVAL

     Subject to Sections 9 and 10, the right to exercise an option shall terminate thirty (30) days after a participant ceases to be a director.

SECTION 9 - RIGHTS IN THE EVENT OF RETIREMENT OR DISABILITY

     If a participant ceases to be director on account of his retirement from the Board of Directors or total and permanent disability without having fully exercised his options, he shall have the right to exercise his options at any time up until their expiration date.

SECTION 10 - RIGHTS IN THE EVENT OF DEATH

     If a participant dies prior to termination of the right to exercise his option without having fully exercised his option, the executors, administrators or personal representatives or legatees or distributees of his estate shall have the right, at any time prior to the expiration of the term of the option, to exercise such option in full or in part.

SECTION 11 - EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

     In the event there is any change in the Common Stock or Common Stock Non-Voting of the Company through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of shares, or otherwise, the number of shares available for option and the shares subject to any option previously granted and the option price shall be appropriately adjusted; provided, however, in such cases, fractional parts of shares will be disregarded.

SECTION 12 - NON-ASSIGNABILITY

     Options shall not be transferable other than by will or by the laws of descent and distribution and during a participant's lifetime are exercisable only by him.

SECTION 13 - AMENDMENT

     The Board may terminate, suspend, or amend the Plan in whole or in part from time to time, as may be required by the Internal Revenue Code or by the Securities Exchange Act of 1934, without the approval of the stockholders of the Company. The Board may amend or modify the Plan for such other reasons as it may deem appropriate; provided that no such amendments or modifications may be made within a period of less than six months of adoption of the Plan or any subsequent amendment thereto; and provided further, that no action shall be taken without the approval of the stockholders of the Company to increase the maximum number of shares subject to the Plan (except in accordance with the provisions of Section 11 hereof), to change the option price, to change the class of participants eligible to receive such options under the Plan, or to extend the term of the Plan. No amendment or termination or modification of the Plan shall in any manner affect any option theretofore granted without the consent of the optionee, except that the Board may amend or modify the Plan in a manner that does affect options theretofore granted upon a finding by the Board that such amendment or modification is in the best interest of the holder of outstanding options affected thereby.

SECTION 14 - EFFECTIVE DATE

     This Plan shall become effective as of March 17, 1999.

                                                                       EXHIBIT B


                        MCCORMICK & COMPANY, INCORPORATED
                       1999 EMPLOYEES STOCK PURCHASE PLAN

SECTION 1 - PURPOSE

     The purpose of this Plan is to afford to employees of McCormick & Company, Incorporated and designated subsidiaries (namely, McCormick Canada, Inc., Mojave Foods Corporation, Setco, Inc., and Tubed Products, Inc.) (the "Corporations") an opportunity to acquire shares of Common Stock Non-Voting of McCormick & Company, Incorporated (the "Company") pursuant to options to purchase granted by this Plan to them.

SECTION 2 - NUMBER OF SHARES OFFERED

     The offering pursuant to this Plan is for a number of shares of the Company's Common Stock Non-Voting sufficient to allow each employee to elect to purchase the full number of shares purchasable pursuant to the terms of Section 6 of this Plan.

SECTION 3 - ELIGIBLE EMPLOYEES

     All persons who on March 17, 1999, are employees of the Corporations will be eligible to participate in this Plan, except for the following who shall not be eligible:

     (a) Any employee whose customary employment as of March 17, 1999, was 19 hours or less per week or for not more than 5 months during the calendar year;

     (b) Any employee who, immediately after March 17, 1999, would own (as defined in the Internal Revenue Code, Sections 423 and 424(d)) stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary;

     (c) Any employee whose grant of an option hereunder would permit his rights to purchase stock under this Plan and under all other employee stock purchase plans, if any, of the Company or its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; and

     (d) Any employee residing in a state where the offer or sale of the shares provided by this Plan is not authorized or permitted by applicable state law.



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


SECTION 4 - EFFECTIVE DATE

     The options under this Plan are granted as of March 17, 1999, subject to approval of this Plan by the stockholders of the Company within 12 months of its adoption by the Board of Directors.

SECTION 5 - PURCHASE PRICE

     The purchase price for all shares shall be the NASDAQ National Market closing price of the Company's Common Stock Non-Voting on the over-the-counter market as reported in THE WALL STREET JOURNAL either:

     (a) For March 17, 1999 (which is the date of the grant), or (b) For the date such option is exercised, whichever price is lower.

SECTION 6 - NUMBER OF SHARES PURCHASABLE

     Each eligible employee is, by the terms of this Plan, granted an option to purchase a maximum number of shares of Common Stock Non-Voting of the Company (increased by any fractional amount required to make a whole share) which, at the purchase price, as determined in accordance with Section 5(a), will most closely approximate 10% of his compensation for one year, as below defined. Notwithstanding any other provision of this Plan, no employee may elect to purchase less than five shares nor may any options be exercised for less than five shares.

     Such compensation for one year shall be deemed to be the base wage paid to such employee by the Corporations. The base wage for such employee shall be computed as follows:

     (a) The straight-line hourly base wage rate of such employee in effect on March 17, 1999, multiplied by 2080 hours (40 hours per week multiplied by 52 weeks), or by such number as the Company deems to constitute the number of hours in a normal work year for such employee; or

     (b) The salary of such employee in effect on March 17, 1999, annualized.

SECTION 7 - ELECTION TO PURCHASE AND PAYROLL DEDUCTION

     No later than April 30, 1999, an eligible employee may elect to purchase all or part of the shares which he is entitled to purchase under Section 6. Such election shall be made by the execution and delivery to the Corporations of an approved written form authorizing uniform periodic payroll deductions over a two-year period beginning June 1, 1999, in such amounts as will in the aggregate (exclusive of interest which, it is contemplated, will be paid to the employee at the end of such period) equal the total option price for all of the shares covered by this election to purchase. If an employee fails to make such election by April 30, 1999, the option provided by this Plan shall terminate on that date. Except as otherwise provided in the Plan, after payroll deductions have begun, prepayment for the total shares purchasable will be permitted at any time prior to May 31, 2001. In the event an employee makes such prepayment, there shall be no payroll deductions under the Plan on behalf of said employee after such prepayment.

SECTION 8 - INTEREST ON PAYROLL DEDUCTIONS

     The Company and participating subsidiaries will maintain a record of amounts credited to each employee authorizing a payroll deduction pursuant to
Section 7. Interest will accrue on payroll deductions beginning June 1, 1999, on the average balance of such deductions during the period of this Plan at the rate of 5% per year. Such interest shall be payable to the employee on or about May 31, 2001, or at such time as said employee may for any reason terminate his election to purchase shares under this Plan, or at such time as said employee exercises his option to purchase stock under the Plan and provides or pays in full the sum necessary to purchase such shares.

SECTION 9 - CHANGES IN ELECTIONS TO PURCHASE

     An employee may, at any time prior to May 31, 2001, by written notice to the Corporations, direct the Corporations to reduce or cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Corporations that such payments will be reduced or terminated) or withdraw part or all of the money in his account and continue payroll deductions, in accordance with the following alternatives:

     (a) Exercise his option to purchase the number of shares which may be purchased at the purchase price with all or any specified part of the amount (including interest) then credited to his account, and withdraw any amount (including interest) remaining in such account; or

     (b) Reduce the amount of his subsequent payroll deductions (or periodic cash payments) and/or withdraw all or any specified part of the amount then credited to his account, in which event his option to purchase shall be reduced to the number of shares which may be purchased, at the March 17, 1999 price, with the amount, if any, remaining in his account (exclusive of interest) plus the aggregate amount of the authorized payroll deductions (or periodic cash payments) to be made thereafter; or

     (c) Withdraw the amount (including interest) in his account and terminate his option to purchase

     An employee may make only one withdrawal of all or part of his account and continue his payroll deductions. If the employee thereafter wishes to withdraw any funds from his account, he must withdraw the entire amount (including interest) in his account and terminate his option to purchase.

   Any reduction made in the number of shares subject to an option to purchase is subject to the provisions of Section 6 and shall be permanent.

SECTION 10 - VOLUNTARY TERMINATION OF EMPLOYMENT OR DISCHARGE

     In the event an employee voluntarily leaves the employ of the Corporations, otherwise than by retirement under a plan of the Corporations, or is discharged for cause prior to May 31, 2001, he can elect within 10 days after termination of his employment to:

     (a) Exercise his option to purchase the number of shares which may be purchased at the purchase price with all or any specified part of the amount (including interest) then credited to his account, and withdraw any amount (including interest) remaining in such account; or

     (b) Withdraw the amount (including interest) in his account and terminate his option to purchase; or

     (c) Exercise his option up to the number of shares purchasable under this Plan (Section 6) with full payment for such shares.

     If the employee fails to make an election within 10 days after termination of employment, he shall be deemed to have elected subsection 10(b) above.

SECTION 11 - RETIREMENT OR SEVERANCE

     In the event an employee who has an option to purchase shares leaves the employ of the Corporations on or after March 17, 1999, because of retirement under a plan of the Corporations, or because of termination of his employment by the Corporations for any reason except discharge for cause, he may elect, within 10 days after the date of such retirement or termination, to:

     (a) In the event of retirement only, continue his option to purchase shares by making periodic cash payments to the Corporations in amounts equal to the payroll deductions previously authorized; or

     (b) Exercise his option for the number of shares which may be purchased at the purchase price with all or any specified part of the amount (including interest) then credited to his account, and withdraw any amount (including interest) remaining in such account; or

     (c) Exercise his option up to the number of shares purchasable under this Plan (Section 6) with full payment for such shares within said 10 day period; or

     (d) Withdraw the amount (including interest) in his account and terminate his option to purchase.

In the event the employee does not make an election within the aforesaid 10 day period, he will be deemed to have elected subsection 11(d) above.

SECTION 12 - LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY

     Payroll deductions for shares for which an employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

     If such employee returns to active service prior to May 31, 2001, his payroll deductions will be resumed and if said employee did not make periodic cash payments during his period of absence, he shall, by written notice to his employing Corporation within 10 days after his return to active service, but not later than May 31, 2001, elect:

     (a) To make up any deficiency in his account resulting from a suspension of payroll deductions by an immediate cash payment; or

     (b) Not to make up such deficiency, in which event the number of shares to be purchased by him shall be reduced to the number of whole shares which may be purchased at the March 17, 1999 price, with the amount, if any, then credited to his account (including interest) plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

     (c) Withdraw the amount (including interest) in his account and terminate his option to purchase.

     An employee on lay-off, authorized leave of absence or disability on May 31, 2001, shall deliver written notice to his employing Corporation on or before May 31, 2001, electing one of the alternatives provided in the foregoing clauses
(a), (b) and (c) of this Section 12. If any employee fails to deliver such written notice within 10 days after his return to active service or by May 31, 2001, whichever is earlier, he shall be deemed to have elected subsection 12(c) above.

     If the period of an employee's lay-off, authorized leave of absence or disability shall terminate on or before May 31, 2001, and the employee shall not resume active employment with the Corporations, he shall make an election in accordance with the provisions of Section 10 of this Plan.

SECTION 13 - DEATH

     In the event of the death of an employee while his option to purchase shares is in effect, the legal representatives of such employee may, within 90 days after his death (but not later than May 31, 2001) by written notice to the employing Corporation, elect to:

     (a) Make up any deficiency in such employee's account occurring after his death or by reason of his prior illness and to continue to make periodic cash payments for the remainder of the period ending May 31,2001; or

     (b) Withdraw the amount (including interest) in his account and terminate his option to purchase; or

     (c) Exercise the employee's option for the number of shares which may be purchased at the purchase price with all or any specified part of the amount (including interest) then credited to his account, and withdraw any amount (including interest) remaining in such account; or

     (d) Exercise his option up to the number of shares purchasable under this Plan (Section 6) with full payment for such shares.

     In the event the legal representatives of such employee fail to deliver such written notice to the employing Corporation within the prescribed period, the election to purchase shares shall terminate and the amount, including interest, then credited to the employee's account shall be paid to such legal representatives.

SECTION 14 - FAILURE TO MAKE PERIODIC CASH PAYMENTS

     Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan.

SECTION 15 - FUNDS IN STOCK OPTION ACCOUNTS

     Amounts credited to the employee's account shall be under the control of the Company and may be used for any corporate purpose. Amounts credited to the accounts of employees of subsidiaries of the Company named in Section 1 of this Plan shall be remitted to the Company from time to time. The amount, exclusive of interest, credited to the account of each employee shall be applied to pay for shares purchased by such employee and any amount not used for this purpose shall be repaid to the employee by the Company.

SECTION 16 - RIGHTS AS STOCKHOLDER

     No employee, former employee, or his representatives shall have any rights as a stockholder with respect to any shares of stock which any employee has elected to purchase under this Plan until full payment for all shares has been made and a certificate for such shares has been issued. Certificates for shares will be issued as soon as practicable after full payment for such shares has been made. However, certificates for shares will not be issued prior to approval of the Plan by the stockholders of th Company.

SECTION 17 - NON-ASSIGNABILITY

     No assignment or transfer by any employee, former employee or his legal representatives of any option, election to purchase shares or any other interest under this Plan will be recognized; any purported assignment or transfer, whether voluntary or by operation of law (except by will or the laws of descent and distribution), shall have the effect of terminating such option, election to purchase or other interest. An employee's option and election to purchase shall be exercisable only by him during his lifetime and upon his death, by his legal representative in accordance with Section 13. If an election to purchase is terminated by reason of the provisions of this Section 17, the only right thereafter continuing shall be the right to have the amount then credited to the employee's account, including interest, paid to the employee or other person entitled thereto, as the case may be.

SECTION 18 - EFFECT OF CHANGES IN SHARES

     In the event of any change in the capital stock of the Company through merger, consolidation or reorganization, or in the event of any dividend to holders of shares of the Common Stock Non-Voting of the Company payable in stock of the same class in an amount in excess of 2% in any year, or in the event of a stock split, or in the event of any other change in the capital structure of the Company, the Company will make such adjustments with respect to the shares of stock subject to this offering as it deems equitable to prevent dilution or enlargement of the rights of participating employees.

SECTION 19 - ADMINISTRATION; MISCELLANEOUS

     (a) The Compensation Committee of the Company (the "Committee") or such employee or employees as they may designate, shall be responsible for the administration of this Plan, including the interpretation of its provisions, and the decision of the Committee or of such other employee or employees with respect to any question arising under the Plan shall be final and binding for all purposes.

     (b) Uniform policies shall be pursued in the administration of this Plan and there shall be no discrimination between particular employees or groups of employees. The Committee, or such employee or employees as they may designate to administer this Plan, shall have the authority, which shall be exercised without discrimination, to make exceptions to the provisions of this Plan under unusual circumstances where strict adherence to such provision would work undue hardship.

     (c) The Company may allow a reasonable extension of the time within which an election to purchase shares under this Plan shall be made, if it shall determine there are circumstances warranting such action, in which event such extension shall be made available on a uniform basis to all employees similarly situated; provided that in no event shall the period for payroll deductions be extended beyond May 31, 2001.

SECTION 20 - AMENDMENT AND DISCONTINUANCE

     The Board of Directors of the Company may alter, suspend or terminate the Plan; provided, however, that, except to conform the Plan from time to time to the requirements of the Internal Revenue Code with respect to employee stock purchase plans, no action of the Board shall increase the period during which this Plan shall remain in effect, or further limit the employees of the Corporations who are eligible to participate in the Plan, or increase the maximum period during which any option granted under the Plan may remain unexercised, or (other then as set forth in Section 18 above) increase the number of shares of stock to be optioned under the Plan or reduce the purchase price per share, with respect to the shares optioned or to be optioned under the Plan, or without the consent of the holder of the option, otherwise alter or impair any option granted under the Plan.



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